INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Global Growth & Income Fund:


We consent to the use of our report dated October 20, 1995 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the registration statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
Denver, Colorado


January 26, 1996











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